                                                                      Exhibit j.
                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 63 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 12, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of CIGNA S&P 500 Index Fund and CIGNA Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and on the cover page of, and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 1999